UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2006 (August 11, 2006)
LPA HOLDING CORP.
(Exact name of registrant as specified in its charter)
See Table of Additional Registrants

Delaware	333-56239-01	43-1144353
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
130 South Jefferson Street, Suite 300
Chicago, Illinois 60661
(312) 798-1200
(Address and Telephone Number of Registrant’s Principal Executive Office)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Additional Registrants

	Jurisdiction of	Commission	IRS Employer
Name	Incorporation	File Number	Identification No.

La Petite Academy, Inc.	Delaware	333-56239	43-1243221

ITEM 1.01 Entry into a Material Definitive Agreement.
     On August 11, 2006, La Petite Academy, Inc. (“La Petite”), a wholly-owned subsidiary of LPA Holding Corp. (“Parent” and, together with La Petite, the “Company”) entered into a Second Supplemental Indenture dated as of August 11, 2006 (the “Supplemental Indenture”) to the Indenture dated as of May 11, 1998 (the “Indenture”), by and among La Petite, each of the guarantors party thereto, Deutsche Bank National Trust Company, successor to PNC Bank, National Association, as trustee (the “Trustee”), pursuant to which the Company’s 10% Senior Notes due 2008 (the “Notes”) were issued (as amended and supplemented, the “Indenture”).
     The Supplemental Indenture amends the Indenture to provide that if the Company enters into one or more agreements that provide for the incurrence of indebtedness up to an aggregate principal amount of $225.0 million, the incurrence of such indebtedness shall not constitute a default under the Indenture, so long as the Company mails a notice of redemption pursuant to Section 3.03 of the Indenture on or prior to the date of the incurrence of such indebtedness and such mailing occurs on or prior to October 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LPA Holding Corp.
Dated: August 14, 2006
	By:	/s/ Neil P. Dyment
		Name:	Neil P. Dyment
		Title:	Chief Financial Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

La Petite Academy, Inc.
Dated: August 14, 2006
	By:	/s/ Neil P. Dyment
		Name:	Neil P. Dyment
		Title:	Chief Financial Officer